Exhibit 99.2

Syndax Pharmaceuticals Announces Appointment of Kate Madigan, M.D., as Chief Medical Officer

WALTHAM, Mass., March 1, 2022 (PRNEWSWIRE) – Syndax Pharmaceuticals, Inc. ("Syndax," the "Company" or "we") (Nasdaq: SNDX), a clinical-stage biopharmaceutical company developing an innovative pipeline of cancer therapies, today announced the appointment of Kate Madigan, M.D., to the role of Chief Medical Officer, effective immediately. Dr. Madigan, who brings to Syndax over 20 years of clinical hematology expertise and broad experience in the design and execution of early to late-stage clinical programs across oncology and rare diseases, will lead the Company’s clinical development strategy. She will succeed Michael Meyers, M.D., Ph.D., who will continue with the Company through June before transitioning to serve in a consulting capacity.

“Dr. Madigan has a proven track record of driving the design and execution of late-stage clinical programs,” said Briggs W. Morrison, M.D., President, Head of Research and Development at Syndax. “Her demonstrated acumen in oncology development in both the academic and industry settings will be invaluable as we continue to expand our pipeline. Her appointment is the result of a thorough succession planning process as we lay the groundwork for our evolution into a fully-integrated oncology company. I would like to thank Dr. Meyers for his dedication to Syndax over the years, having played an essential role in advancing both SNDX-5613 and axatilimab from Investigational New Drug filing to the pivotal stage. We look forward to his continued contributions as we work to bring innovative cancer therapies to patients in areas of high unmet need.”

“With two ongoing pivotal programs for two first-in-class and potentially best-in-class medicines and subsequent U.S. Food and Drug Administration filings expected next year, Syndax is well positioned to make a meaningful impact in the treatment of some of the most underserved therapeutic areas,” said Dr. Madigan. “The talented team at Syndax has already made impressive progress advancing the pipeline, and I look forward to building on that momentum to further advance the mission of realizing a future in which people with cancer live longer and better than ever before.”

Dr. Madigan most recently served as Vice President, Head of Clinical Development at Syros Pharmaceuticals, where she oversaw the development and execution of clinical strategy across multiple solid and hematologic tumor programs. Prior to joining Syros, she served as Senior Medical Director at Alnylam Pharmaceuticals, and was a Medical Director in Biogen’s Rare Disease Innovation Unit. Before moving into industry, Dr. Madigan held various academic positions of increasing responsibility at University of California San Diego/ Rady Children’s Hospital San

ACTIVE/113970837.1

Diego. Dr. Madigan received a B.A. in Asian Studies from Dartmouth College and an M.D. from the Keck School of Medicine of the University of Southern California.

About Syndax Pharmaceuticals, Inc.

Syndax Pharmaceuticals is a clinical stage biopharmaceutical company developing an innovative pipeline of cancer therapies. The Company's pipeline includes SNDX-5613, a highly selective inhibitor of the Menin–MLL binding interaction, axatilimab, a monoclonal antibody that blocks the colony stimulating factor 1 (CSF-1) receptor, and entinostat, a class I HDAC inhibitor. For more information, please visit www.syndax.com or follow the Company on Twitter and LinkedIn.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "expect," "plan," "anticipate," "estimate," "intend," "believe" and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Syndax's expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements about the progress, timing, clinical development and scope of clinical trials, the reporting of clinical data for Syndax's product candidates, and the potential use of our product candidates to treat various cancer indications and fibrotic diseases. Many factors may cause differences between current expectations and actual results, including: unexpected safety or efficacy data observed during preclinical or clinical trials; clinical trial site activation or enrollment rates that are lower than expected; changes in expected or existing competition; changes in the regulatory environment; the COVID-19 pandemic may disrupt our business and that of the third parties on which we depend, including delaying or otherwise disrupting our clinical trials and preclinical studies, manufacturing and supply chain, or impairing employee productivity; failure of Syndax's collaborators to support or advance collaborations or product candidates; and unexpected litigation or other disputes. Other factors that may cause Syndax's actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Syndax's filings with the U.S. Securities and Exchange Commission, including the "Risk Factors" sections contained therein. Except as required by law, Syndax assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Syndax Contacts

Investor Contact

Melissa Forst

Argot Partners

melissa@argotpartners.com

Tel 212.600.1902

Media Contact
Benjamin Kolinski
benjamin.kolinski@gcihealth.com
Tel 862.368.4464

SNDX-G